Exhibit 13. 1

Certification Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 20-F of Cazador Acquisition Corporation Ltd. (the “Company”) for the period from April 20, 2010 (inception) to December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Jay Johnston, as Chairman and Co-Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jay Johnston
Jay Johnston
Chairman and Co-Chief Executive Officer

Date: June 29, 2011

This certification is furnished as an exhibit to the Report and accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.